Exhibit 4.20

Execution Version

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS MAY BE REQUIRED TO BE EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS

TRINITY BIOTECH PLC

Warrant ADSs: 2,500,000	Issue Date: January 30, 2024
Warrant No. 2

THIS WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS (this “Warrant” or “Warrant Certificate”) certifies that, for value received, Perceptive Credit Holdings III, LP or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof, and on or prior to the close of business on January 30, 2031 (the “Expiration Date”), but not thereafter, to purchase from Trinity Biotech PLC, a public limited company organized and existing under the laws of Ireland (the “Company”), and the Company shall be obliged to cause the issuance, of up to two million five hundred thousand (2,500,000) American Depositary Shares of the Company (“ADSs”), with each ADS being represented by one American Depositary Receipt issued by the Depositary (“ADR”), each of which in turn  represents four “A” Ordinary Shares of the Company (the “ADS Ratio”) (as subject to adjustment hereunder the “Warrants ADSs”).  The purchase price of one ADS, represented by one ADR, issuable under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

This Warrant is issued pursuant to that certain Second Amended and Restated Credit Agreement and Guaranty dated as of January 30, 2024 (the “Credit Agreement”) by and among Trinity Biotech, Inc., a Delaware corporation (“U.S. Holdings”),  Fitzgerald Industries International, Inc.,  a Delaware corporation (“U.S. Fitzgerald”), Clark Laboratories, Inc. (d/b/a as Trinity Biotech (USA)), a New York corporation (“U.S. Clark”),  MarDx Diagnostics, Inc., a California corporation (“U.S. MarDx”), Biopool U.S., Inc., a Delaware corporation (d/b/a Trinity Biotech Distribution)  (“U.S. Biopool”), Primus Corporation, a Missouri corporation (“U.S. Primus”), IMMCO Diagnostics, Inc., a Delaware corporation (“U.S. Immco”), TRIB Biosensors Inc., a Delaware corporation (“U.S. TRIB” and together with U.S. Holdings, U.S. Fitzgerald, U.S. Clark, U.S. Mardx, U.S. Biopool, U.S. Primus and U.S. Immco, each a “Borrower” and collectively, the “Borrowers”), certain guarantors party thereto from time to time, the lenders from time to time party thereto, and Perceptive Credit Holdings III, LP, as administrative agent (in such capacity, together with its successors and assigns, “Administrative Agent”).

Section 1.          Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Warrant, (a) capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement, and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Commission” means the United States Securities and Exchange Commission.

“Companies Act” means the Companies Act of 2014 of Ireland (as amended).

“Convertible Securities” means any debt, equity or other securities that are, directly or indirectly, convertible into or exchangeable for Ordinary Shares or ADSs or ADRs.

“Depositary” means The Bank of New York Mellon, a New York banking corporation, as depositary for the ADSs and the issuer of the ADRs.

“Excluded Issuance” means the issuance of (a) Ordinary Shares or ADSs (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, (b) warrants issued pursuant to the Credit Agreement and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares or ADSs issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (for purposes of clarity, any decrease in the exercise price, exchange price or conversion price of such securities shall not be deemed an amendment thereto, if such decrease is as a result of any price-based anti-dilution provision contained in such securities prior to the date hereof), and (c) other securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings or similar transactions (and not for the purpose of raising capital) approved by a majority of disinterested directors of the Company.  In addition, for the avoidance of doubt, “Excluded Issuances” also include the filing of any registration statement of the Company with the Commission registering securities of the Company, or the filing of any amendments or supplements thereto, provided that the determination of whether sales under any such registration statement is an Excluded Issuance will be determined based on the preceding clauses (a) to (c) hereof.

“Fundamental Transaction” means (a) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (b) the Company, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, scheme of arrangement, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares, ADRs or ADSs are permitted to sell, tender, agree to cancel or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding security holders of the Company (or, in the case of a scheme of arrangement, the requisite majority to approve such scheme), (d) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or ADSs (but, for the avoidance of doubt, excluding any transaction, event or occurrence covered by Section 3(a)) or any compulsory share exchange pursuant to which the Ordinary Shares or ADSs are effectively converted into or exchanged for other securities, cash or property, (e) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding voting shares of the Company (not including any shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Marketable Securities” means securities that (a) are tradable on an established national U.S. stock exchange or reported through an established over-the-counter trading system and (b) are not subject to restrictions on transfer under the Securities Act, the Companies Act or contractual restrictions on transfer.

“Options” means any warrants or other rights or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

“Ordinary Shares” means the “A” ordinary shares of the Company, par value USD $0.0109 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (a) any ADSs (represented by ADRs), or Ordinary Shares held by Holder or issuable upon conversion, exercise or exchange of any securities owned by Holder at any time (including Warrant ADSs exercisable upon exercise of this Warrant), and (b) any ADSs (represented by ADRs) or Ordinary Shares issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Warrant, Holder shall be deemed to be a holder of Registrable Securities whenever Holder has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Warrant, including the Prospectus, amendments and supplements to or replacements of such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Share Equivalents” means any securities of the Company or its wholly owned subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including, without limitation, any debt, preferred stock, right, option, warrant, ADR or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs.

“Stock Deemed Outstanding” means, at any given time, the sum of (i) the number of Ordinary Shares and ADSs actually outstanding at such time, plus (ii) the number of Ordinary Shares issuable upon exercise of Options actually outstanding at such time, plus (iii) the number of Ordinary Shares issuable upon conversion or exchange of Convertible Securities (including ADSs) actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided that Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the Nasdaq Global Market (or any successor to the Nasdaq Global Market), or any national securities exchange registered with the Commission on which the ADSs are listed and which is then the primary trading market for the ADSs.

“Transfer Agent” means Computershare Investor Services (Ireland) Limited, the current transfer agent of the Company, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on the Trading Market, the daily volume weighted average price of the ADSs for such date on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the ADSs are not then listed or quoted for trading on the Trading Market and if prices for the ADSs are then reported on the “Pink Market” of the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS as reported, or (c) in all other cases, the fair market value of one ADS as determined by the Company and the Holder, provided that if the Company and the Holder cannot agree on the fair market value of one ADS, such value shall be determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the reasonable, actual and documented fees and reasonable, actual and documented out-of-pocket expenses of which shall be paid by the Company.

Section 2.             Exercise.

(a)          Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times before the Expiration Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed electronic copy of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”) and within one (1) Trading Day of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the Warrant ADSs thereby purchased by wire transfer or cashier’s check drawn on a United States bank or pursuant to the cashless exercise procedure specified in Section 2(c) below.  No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased.  The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be different than the amount stated on the face hereof.  For the avoidance of doubt, the Holder may request a new Warrant upon the partial exercise of this Warrant.

In the event that immediately prior to the close of business on the Expiration Date, the VWAP of one ADS is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised as a “cashless exercise” pursuant to Section 2(c) below, and the Company or the Depositary, as applicable, shall deliver the applicable number of ADSs (represented by ADRs) to the Holder pursuant to the provisions of Section 2(d) below.

(b)          Exercise Price.  The exercise price per ADS under this Warrant shall be $0.4399, subject to adjustment hereunder (the “Exercise Price”).

(c)          Cashless Exercise.  This Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs (represented by ADRs) equal to the quotient obtained by dividing [(A-B) (X)] by (A) (a “Cashless Exercise”), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price, as adjusted hereunder; and

(X) = the number of Warrant ADSs (represented by ADRs) that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled.

Notwithstanding any other provision of this Warrant, the issue of any Warrant ADSs (represented by ADRs) (or shares underlying such Warrant ADSs) pursuant to any exercise or redemption of this Warrant (including any exercise or redemption made on a cashless basis pursuant to this Section 2(c) or otherwise) shall be conditional on the payment to the Company by the Holder, whether by payment of the Exercise Price in cash or otherwise, of an amount in cash at least equal to the product of the nominal value of the “A” Ordinary Shares of the Company underlying the Warrant ADSs, the number of Warrant ADSs (represented by ADRs) to be issued and the ADS Ratio.

If Warrant ADSs (represented by ADRs) are issued in such a cashless exercise, the parties acknowledge and agree that, in accordance with Section 3(a)(9) of the Securities Act, the Warrant ADSs (represented by ADRs) shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant ADSs (represented by ADRs) being issued may be tacked on to the holding period of this Warrant commencing as of the Issue Date. The Company agrees not to take any position contrary to this Section 2(c).

(d)          Mechanics of Exercise.

(i)          Delivery of Warrant ADSs Upon Exercise.  Warrant ADSs (represented by ADRs) purchased hereunder shall be transmitted by the Depositary to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) and the Warrant ADSs (represented by ADRs) are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 or an available Registration Statement, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company, by 11 a.m. (local time in New York City, New York) on a Trading Day, of the Notice of Exercise and payment of the aggregate Exercise Price as set forth above (including by Cashless Exercise) (such date, the “Warrant ADS Delivery Date”).  The Warrant ADSs (represented by ADRs) shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant ADSs (represented by ADRs) for all purposes, as of the date this Warrant has been exercised, with payment to the Company of the Exercise Price (or by Cashless Exercise) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(v) prior to the issuance of such Warrant ADSs (represented by ADRs), having been paid.  If the Company fails for any reason to deliver to the Holder the Warrant ADSs (represented by ADRs) subject to a Notice of Exercise by the Warrant ADS Delivery Date, other than a failure to deliver caused by the Holder’s failure to pay the applicable Exercise Price for such Warrant ADSs or to timely take such actions as are necessary to post such Warrant ADSs (represented by ADRs) in DWAC, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs (represented by ADRs) subject to such exercise (based on the VWAP on the date of the applicable Notice of Exercise) $0.4399 per Trading Day for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs (represented by ADRs) are delivered or Holder rescinds such exercise.  The Company agrees to maintain a registrar (which may be the Depositary) that is a participant in the “FAST” program for so long as this Warrant remains outstanding and exercisable.

(ii)          Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at or promptly after the time of delivery of the Warrant ADSs (represented by ADRs), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)          Rescission Rights.  If the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs (represented by ADRs) pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, other than a failure to deliver caused by the Holder’s failure to pay the applicable Exercise Price for such Warrant ADSs or to timely take such actions as are necessary to post such Warrant ADSs (represented by ADRs) in DWAC, then the Holder will have the right to rescind such exercise and have its Exercise Price, if any, refunded by the Company.

(iv)          Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs (represented by ADRs) pursuant to an exercise on or before the Warrant ADS Delivery Date and such failure is not caused by any act or omission of the Holder, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) ADSs (represented by ADRs) to deliver in satisfaction of a sale by the Holder of the Warrant ADS (represented by ADRs) which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs (represented by ADRs) so purchased (provided, Holder exercises reasonable efforts to minimize the amount of such purchase price) exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs (represented by ADRs) that the Company was required to deliver to the Holder in connection with the exercise at issue by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant ADSs for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs (represented by ADRs) that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases ADSs (represented by ADRs) having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise to acquire Warrant ADSs (represented by ADRs) with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant ADSs (represented by ADRs) upon exercise of the Warrant as required pursuant to the terms hereof.

(v)          No Fractional ADSs or Scrip.  No fractional ADSs (represented by ADRs) or scrip representing fractional ADSs (represented by ADRs) shall be issued upon the exercise of this Warrant.  As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the next whole ADS (represented by and ADR).

(vi)          Charges, Taxes and Expenses.  Subject to applicable law or regulation, the issuance of this Warrant and the Warrant ADSs (represented by ADRs) shall be made without charge to the Holder for any stamp duty, issue or transfer tax or other incidental expense in respect of the issuance of this Warrant and Warrant ADSs (represented by ADRs) (but not any subsequent transfer of this Warrant or any Warrant ADSs (represented by ADRs) so issued), all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs (represented by ADRs) shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs (represented by ADRs) are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by a completed Assignment Form in the form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all fees of the Depositary required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant ADSs (represented by ADRs).

(vii)          Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e)          Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates shall include the number of Ordinary Shares underlying the Warrant ADSs with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying the Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates, and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(f), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding shares of Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice from the Company or the Transfer Agent or the Depositary setting forth the number of Ordinary Shares outstanding.  Upon the written request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the applicable issuance of the Warrant ADSs (represented by ADRs)issuable upon exercise of this Warrant, provided that the Holder may decrease such Beneficial Ownership Limitation upon written notice to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(f)          No Violation.  The Company shall take all such actions as may be necessary to ensure that all such Warrant ADSs (represented by ADRs) are issued without any rights of pre-emption in favor of any other person and without violation by the Company of any applicable law or governmental regulation or of any requirements of any domestic securities exchange upon which Ordinary Shares, ADSs (represented by ADRs), or other securities constituting Warrant ADSs (represented by ADRs) or into which such Warrant ADSs (represented by ADRs) may be converted or exchanged may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(g)          Listing.  Promptly following the date of this Warrant Certificate the Company shall cause the Warrant ADSs (represented by ADRs) to be listed on the Trading Market, and shall maintain such listing through the time of such exercise and the holding of the Warrant ADSs by the Holder, and shall assure that it and the Depositary shall, at all times maintain, for the benefit of the Holder, (i) that number of ADSs underlying the Warrant ADSs available for issuance in connection with the exercise of this Warrant Certificate under a registration statement on Form F-3 in accordance with Section 4, and (ii) that number of ADRs available for issuance in connection with the exercise of this Warrant Certificate under a registration statement on Form F-6.

Section 3.             Certain Adjustments.  In order to prevent dilution of the purchase rights granted under this Warrant Certificate, the Exercise Price and the number of Warrant ADSs (represented by ADRs) issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 3.

(a)          Adjustment to Exercise Price Upon Issuance of Ordinary Shares or ADSs.  Subject to Section 3(c), if the Company shall, at any time after the date hereof (the “Issue Date”), issue or sell any Ordinary Shares, whether directly or indirectly by way of Options or Convertible Securities (including through the issuance of ADSs (represented by ADRs)(other than in an Excluded Issuance or any event described in Section 3(d) or (e)), without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale, the Exercise Price in effect immediately prior to such issuance or sale shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i)          the sum of (A) the product obtained by multiplying the Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii)          the sum of (A) the Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of Ordinary Shares issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale);

provided, for the avoidance of doubt, the number of Warrant ADSs (represented by ADRs) issued pursuant to this Warrant Certificate will not be adjusted in the event that the Exercise Price is adjusted under Section 3(a).

(b)          Effect of Certain Events on Adjustment to Exercise Price.  For purposes of determining the adjusted Exercise Price under Section 3(a), the following shall be applicable:

(i)          Issuance of Options.  If the Company shall, at any time or from time to time after the date hereof, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this Section 3(b)(i) and in Section 3(b)(v)) for which Ordinary Shares (or equivalent securities) are issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of Ordinary Shares (or equivalent securities) issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 3(a)), at a price per share equal to the quotient obtained by dividing:

(A)          the sum (which sum shall constitute the applicable consideration received for purposes of Section 3(a)) of (1) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (2) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (3), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by

(B)          the total maximum number of Ordinary Shares issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options.

Except as otherwise provided in Section 3(b)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Ordinary Shares (or equivalents) or of Convertible Securities upon exercise of such Options or upon the actual issuance of Ordinary Shares (or equivalents) upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)          Issuance of Convertible Securities.  If the Company shall, at any time or from time to time after the Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this Section 3(b)(ii) and in Section 3(b)(v)) for which Ordinary Shares (or equivalent securities) are issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of Ordinary Shares issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 3(a)), at a price per share equal to the quotient obtained by dividing:

(A)          the sum (which sum shall constitute the applicable consideration received for purposes of Section 3(a)) of (1) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by

(B)          the total maximum number of Ordinary Shares (or equivalent securities) issuable upon the conversion or exchange of all such Convertible Securities.

Except as otherwise provided in Section 3(b)(iii), (A) no further adjustment of the Exercise Price shall be made upon the actual issuance of Ordinary Shares (or equivalents) upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 3(b).

(iii)          Change in Terms of Options or Convertible Securities.  Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 3(b)(i) or (ii), (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 3(b)(i) or (ii), (C) the rate at which Convertible Securities referred to in Section 3(b)(i) or (ii) are convertible into or exchangeable for Ordinary Shares (or equivalent securities), or (D) the maximum number of Ordinary Shares (or equivalent securities) issuable in connection with any Options referred to in Section 3(b)(i) or any Convertible Securities referred to in Section 3(b)(ii) (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 3) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 3 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Exercise Price then in effect is reduced.

(iv)          Treatment of Expired or Terminated Options or Convertible Securities.  Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 3 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Exercise Price then in effect hereunder automatically shall be changed to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)          Calculation of Consideration Received.  If the Company shall, at any time or from time to time after the Issue Date, issue or sell, or pursuant to Section 3(b) be deemed to have issued or sold, any Ordinary Shares, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for Marketable Securities, the amount of consideration received therefor shall be deemed to be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for consideration other than cash or Marketable Securities, the amount of consideration received therefor shall be deemed to be the fair value of such consideration; (D) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of consideration received therefor shall be deemed to be to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be, issued in such transaction; or (E) to the owners of the non‑surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be, issued to such owners.  The net amount of any cash consideration and the fair value of any consideration other than cash or Marketable Securities shall be determined in accordance with Section 1028 of the Companies Act and, to the extent necessary or required, in good faith jointly by the Board of Directors of the Company and the Holder.

(vi)          Record Date.  For purposes of any adjustment to the Exercise Price or the number of Warrant ADSs in accordance with this Section 3, or any adjustment to the number of Warrant ADSs pursuant to Section 3(c) or 3(d), in case the Company shall take a record of the holders of its Ordinary Shares (or equivalent securities) for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)          Treasury Shares.  The number of Ordinary Shares (or equivalent securities) outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Ordinary Shares for the purpose of this Section 3.

(c)          Adjustment to Exercise Price and Warrant ADSs Upon Dividend, Subdivision or Combination of Ordinary Shares.  If the Company shall, at any time or from time to time after the Issue Date, (i) pay a dividend or make any other distribution upon the Ordinary Shares or any other capital stock of the Company payable in Ordinary Shares or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding Ordinary Shares (or equivalent securities) into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant ADSs (represented by ADRs) issuable upon exercise of this Warrant Certificate shall be proportionately increased.  If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding Ordinary Shares (or equivalent securities) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant ADSs (represented by ADRs) issuable upon exercise of this Warrant Certificate shall be proportionately decreased.  Any adjustment under this Section 3(c) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(d)          Adjustment to Exercise Price and Warrant ADSs Upon Reorganization, Reclassification, Consolidation or Merger.  Unless the Holder otherwise consents (in its sole discretion), in the event of any (A) capital reorganization of the Company, (B) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (C) Fundamental Transaction or (D) other similar transaction (other than any such transaction covered by Section 3(c)), in each case which entitles the holders of Ordinary Shares (or equivalent securities) to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Ordinary Shares (or equivalent securities):

(i)          this Warrant Certificate shall, immediately after such transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant ADSs (represented by ADRs) then exercisable under this Warrant Certificate, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such transaction if the Holder had exercised this Warrant Certificate in full immediately prior to the time of such transaction and acquired the applicable number of Warrant ADSs (represented by ADRs) then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant Certificate); and

(ii)          appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant Certificate to insure that the provisions of this Section 3 shall thereafter be applicable, as nearly as possible, to this Warrant Certificate in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant Certificate (including, in the case of any transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Ordinary Shares (or equivalent securities) reflected by the terms of such transaction, and a corresponding adjustment immediately shall be made to the number of Warrant ADSs acquirable upon exercise of this Warrant Certificate, without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such transaction).

The provisions of this Section 3(d) shall similarly apply to successive reorganizations, reclassifications, Fundamental Transactions or similar transactions.

Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by this Section 3(d), the Holder shall have the right to elect, prior to the consummation of such event or transaction, to exercise this Warrant instead of giving effect to Section 3(d).

(e)          Other Dividends and Distributions.  If the Company shall, at any time or from time to time after the Issue Date, make or declare, or fix a record date for the determination of holders of Ordinary Shares (or equivalent securities) entitled to receive, a dividend or any other distribution payable in cash, securities of the Company (other than a dividend or distribution of shares of Ordinary Shares, Options or Convertible Securities in respect of outstanding Ordinary Shares (or equivalent securities)) or other property, then, and in each such event, the Company shall ensure that provisions are made so that the Holder shall receive upon exercise of this Warrant Certificate, in addition to the number of Warrant ADSs (represented by ADRs) receivable thereupon, the kind and amount of cash, securities of the Company or other property which the Holder would have been entitled to receive had this Warrant Certificate been exercised in full into Warrant ADSs (represented by ADRs) on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such cash, securities or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 3 with respect to the rights of the Holder; provided that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Ordinary Shares (or equivalent securities), a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if this Warrant Certificate had been exercised in full into Warrant ADSs (represented by ADRs) on the date of such event.

(f)          Certain Events.  If any event of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features in each case, other than with respect to any Excluded Issuance) occurs, then the Board of Directors of the Company shall make an appropriate adjustment in the Exercise Price of this Warrant Certificate so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 3; provided that (i) no such adjustment pursuant to this Section 3(f) shall increase the Exercise Price or decrease the number of Warrant ADSs (represented by ADRs) issuable as otherwise determined pursuant to this Section 3 and (ii) for the avoidance of doubt, no adjustment pursuant to this Section 3(f) shall be made in connection with an Excluded Issuance.

(g)          Certificate as to Adjustment.  As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than three business days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.  As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three business days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant ADSs or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of this Warrant Certificate.  Upon request of the Holder, the Company shall issue a replacement Warrant Certificate reflecting the as-adjusted number of Warrant ADSs and the then-applicable Exercise Price, as set forth in Section 5(b)(iii).

(h)          Change in ADS Ratio.  If, after the Issue Date, the ADS Ratio is increased or reduced, then the number of Warrant ADSs (represented by ADRs) to be issued on exercise of this Warrant Certificate will be reduced or increased (respectively) in inverse proportion to the change in the ADS Ratio, and the Exercise Price per Warrant ADS will be increased or reduced (respectively) in proportion to the change in the number Ordinary Shares issuable per ADS, so that the aggregate Exercise Price remains unchanged.

(i)          Fundamental Transaction.  If, at any time while this Warrant is outstanding, the Company effects a Fundamental Transaction, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant ADS (represented by an ADR) that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Ordinary Shares (or other securities) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares (or equivalent securities) for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Ordinary Shares (or equivalent securities) are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares (or equivalent securities) acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares (or equivalent securities) pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such Exercise Price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder.  Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(j)          Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of Ordinary Shares (or equivalent securities) deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (or equivalent securities) (excluding treasury shares, if any) issued and outstanding.

(k)          Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on its Ordinary Shares (or equivalent securities), (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Ordinary Shares (or equivalent securities), (C) the Company shall authorize the granting to all holders of its Ordinary Shares (or equivalent securities) rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of its Ordinary Shares (or equivalent securities), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby its Ordinary Shares (or equivalent securities) are converted into other securities, cash or property, (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, or (F) the Company seeks to engage in a Fundamental Transaction, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of its Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such Fundamental Transaction, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of its Ordinary Shares (or equivalent securities) of record shall be entitled to exchange their Ordinary Shares (or equivalent securities) for securities, cash or other property deliverable upon such Fundamental Transaction, reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice required to be provided hereunder may contain information that constitutes material, non-public information regarding the Company or any of its subsidiaries, the Company shall obtain the Holder’s prior consent to receipt of such notice.  If the Holder declines to receive any such notice pursuant to the immediately preceding sentence, the Company shall not be deemed to have breached its obligation to deliver such notice hereunder.  The Holder shall remain entitled to exercise this Warrant during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.             Registration Rights.

(a)          Registration.

(i)          The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than April 30, 2024 (the “Filing Deadline”), a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holder of all Registrable Securities held by the Holder (the “Resale Registration Statement”). The Resale Registration Statement shall be on Form F-3 or, if the use of Form F-3 is not then available to the Company, on Form F-1 or such other appropriate form permitting registration of such Registrable Securities for resale by the Holder. The Company shall use reasonable best efforts to cause the Resale Registration Statement to be declared effective as soon as possible after filing, but in no event shall the Resale Registration Statement be declared effective later than the earlier of (i) sixty (60) days following the Filing Deadline or (ii) ten (10) Business Days after the Commission notifies the Company that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by no more than ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission.  Once effective, the Company shall keep the Resale Registration Statement continuously effective and supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another registration statement is available, under the Securities Act at all times until such date as all Registrable Securities covered by the Resale Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).  The Resale Registration Statement shall contain a prospectus in such form as to permit the Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holder.

(ii)          The Company shall notify the Holder in writing of the effectiveness of the Resale Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Registration Statement becomes effective, and shall furnish to Holder, without charge, such number of copies of the Resale Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holder may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Registration Statement.

(iii)          Subject to the provisions of Section 4(a)(i) above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to (or replacements of) the Resale Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement (or replacements thereof) effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.  If any Resale Registration Statement filed pursuant to Section 4(a)(i) is filed on Form F-3 and thereafter the Company becomes ineligible to use such registration statement  for secondary sales, the Company shall promptly notify the Holder of such ineligibility and shall file a shelf registration on Form F-1 or other appropriate form as promptly as practicable (but no later than 14 calendar days after becoming ineligible to use Form F-3) to replace the Resale Registration Statement and use its best efforts to have the such replacement Resale Registration Statement declared effective as promptly as practicable and shall cause such replacement Resale Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Registration Statement is available, for the resale of all the Registrable Securities held by the Holder until all such Registrable Securities have been sold; provided, however, that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Registration Statement to be amended, or shall file a new replacement Resale Registration Statement, such that the Resale Registration Statement is once again on Form F-3.

(iv)          The Company represents and warrants that there are sufficient ADRs registered on a registration statement on Form F-6 and available for issuance in respect of all Warrant ADSs issuable hereunder, and the Company covenants that it will cause a sufficient number of ADRs to remain registered on a registration statement on Form F-6 and available for issuance to satisfy the Company’s obligations hereunder at all times that this Warrant is outstanding.

(b)          Rule 144 Reporting.  With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on a Shelf Form, the Company shall make and keep available adequate current public information, as those terms are understood and defined in Rule 144.

Section 5.             Transfer of Warrant.

(a)          Transferability.  Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date the Holder delivers to the Company a completed Assignment Form in the form attached hereto duly executed by the Holder assigning all or any portion of this Warrant.  This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs (represented by ADRs) without having a new Warrant issued.

(b)          Replacement Warrants.

(i)          This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 5(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.  All Warrants issued on transfers or exchanges shall be dated as of the Issue Date and shall be identical with this Warrant except as to the number of Warrant ADSs (represented by ADRs) issuable pursuant thereto.

(ii)          Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant ADSs (represented by ADRs) as this Warrant so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(iii)          Upon request by the Holder and surrender of this Warrant Certificate to the Company for replacement, the Company, at its own expense, shall execute and deliver to the Holder in replacement of this Warrant Certificate a new Warrant Certificate of like tenor and exercisable for such number of Warrant ADSs (represented by ADRs) and at such Exercise Price as this Warrant shall be exercisable for immediately prior to such request, after taking into account any adjustments to the number of Warrant ADSs and the Exercise Price has may have been made pursuant to the terms hereof.

(c)          Transferee Representations.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, deliver a written statement from the transferee to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act, making the representations and certifications set forth in Section 5(e) of this Warrant and making such additional representations as the Company may, after consultation with its counsel, require in order to confirm compliance with applicable securities laws.

(d)          Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(e)          Representation by the Holder.  The Holder, by the acceptance hereof, represents and warrants that (i) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and (ii) it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs (represented by ADRs) issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs (represented by ADRs) or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 6.             Miscellaneous.

(a)          No Rights as Stockholder Until Exercise; No Settlement in Cash.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth herein.  Without limiting the rights of a Holder to receive Warrant ADSs (represented by ADRs) on a “cashless exercise,” in no event will the Company be required to net cash settle an exercise of this Warrant.

(b)          Removal of Restrictive Legends.  Neither this Warrant nor any certificates or ADRs evidencing Warrant ADSs shall contain any legend restricting the transfer thereof in any of the following circumstances: (A) following any sale of this Warrant or such Warrant ADSs (represented by ADRs) issued or delivered to the Holder under or in connection herewith pursuant to Rule 144, (B) if this Warrant or such Warrant ADSs (represented by ADRs) are eligible for sale under Rule 144(b)(1), or (C) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and including due to such securities being covered by a valid registration statement) (collectively, the “Unrestricted Conditions”).  In such circumstances, the Company shall seek to cause its counsel to issue a legal opinion to the Transfer Agent or Depositary, as applicable, if required by such Transfer Agent or Depositary to effect the issuance of Warrant ADSs (represented by ADRs), without a restrictive legend or removal of the legend hereunder.  If the Unrestricted Conditions are met at the time of issuance of this Warrant, the Warrant ADSs or such other securities of the Company issuable in connection with this Warrant, then this Warrant, Warrant ADSs or other securities, as the case may be, shall be issued free of all legends.

(c)          Replacement Warrant.  The Company agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within ten (10) business days) following written request from the Holder issue a replacement Warrant or replacement Warrant ADSs (represented by ADRs), or replacement shares in respect of such other securities, as the case may be, free of all restrictive legends (“Unlegended Shares”).

(d)          Authorized Shares.  The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of Ordinary Shares to provide for the issuance of the Ordinary Shares and ADSs underlying this Warrant upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Ordinary Shares and ADSs upon the exercise of the purchase rights under this Warrant.  The Company will take all such action as may be necessary, including giving directions to the Depositary, to assure that the Warrant ADSs (represented by ADRs) and the underlying Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs (represented by ADRs) are then listed.  The Company covenants that all Warrant ADSs (represented by ADRs) and all Ordinary Shares underlying the Warrant ADSs will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, rights of pre-emption, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(e)          No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i)  take all such action as may be necessary or appropriate in order that the Company may validly and legally issue unrestricted, fully paid and nonassessable Warrant ADSs (represented by ADRs) upon the exercise of this Warrant, and (ii) use best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.  Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)          Rule 144 Compliance.  With a view to making available to the Holder the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company shall:

(i)          make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)         use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)       furnish to the Holder, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Warrant ADSs (represented by ADRs) without registration.

(g)          Governing Law.  This Warrant and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

(h)          Submission to Jurisdiction.  The Company agrees that any suit, action or proceeding with respect to this Warrant or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section is for the benefit of the Holder only and, as a result, the Holder shall not be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by any applicable law, the Holder may take concurrent proceedings in any number of jurisdictions.

(i)          Waiver of Venue, Etc.  The Company irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Warrant and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Company is or may be subject, by suit upon judgment.

(j)          Waiver of Jury Trial.  THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(k)          No Waiver.  No failure on the part of the Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Warrant shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l)           Expenses.  If the Company fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any actual, reasonable and documented attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(m)         Notices.  All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Warrant) shall be given or made in writing (including by telecopy or email) delivered, if to the Company or the Holder, to its address specified on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other party.  Except as otherwise provided in this Warrant, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid.  All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

(n)          Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs (represented by ADRs), and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ADSs (represented by ADRs) or any Ordinary Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(o)          Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(p)          Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or any holder of Warrant ADSs (represented by ADRs).

(q)          Amendments, Etc.  Except as otherwise expressly provided in this Warrant, any provision of this Warrant may be modified or supplemented only by an instrument in writing signed by the Company and the Holder.

(r)          Severability.  If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

(s)          Currency.  Unless otherwise indicated, all dollar amounts referred to in this Warrant are in United States Dollars (“US Dollars”).  All amounts owing under this Warrant shall be paid in US Dollars.  All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.  “Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Warrant, the US Dollar exchange rate as published in the Wall Street Journal (NY edition) on the relevant date of calculation.

(a)          Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Warrant.

(b)          Counterparts.  This Warrant may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Warrant by signing any such counterpart.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as a Deed on the date first above indicated.

GIVEN under the Common Seal of Trinity Biotech PLC

By:__________________________________________
     Name: John Gillard
     Title: Director

Address for Notices:

Trinity Biotech plc
IDA Business Park,
Bray, Co. Wicklow, Ireland
A98 H5C8
Attention: John Gillard, CEO
Telephone: +353 1 276 9800
Email: Lennotice@trinitybiotech.com

With a copy to (which shall not constitute notice):

Carter Ledyard & Milburn LLP
2 Wall Street, New York, NY 10005
Attention: Steven J. Glusband, Esq.
Email: glusband@clm.com

[Signature Page to Warrant 2]

Accepted and Agreed,

Perceptive Credit Holdings III, LP

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By  __________________________________________
Name: Sandeep Dixit
Title: Chief Credit Officer

By: __________________________________________
Name: Sam Chawla
Title: Portfolio Manager

Address for Notices:

c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY  10003
Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com
PCOFReporting@perceptivelife.com

with a copy to (which shall not constitute notice):

Chapman and Cutler LLP
1270 Avenue of the Americas
30th Floor
New York, New York 10020-1708
Attention: Nicholas Whitney
E-mail: Whitney@chapman.com

[Signature Page to Warrant 2]

NOTICE OF EXERCISE

TO:        TRINITY BIOTECH PLC

(1)          The undersigned hereby elects to purchase ________ American Depositary Receipts pursuant to the terms of the attached Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)          Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)          Please issue said Warrant ADSs (represented by ADRs) in the name of the undersigned or in such other name as is specified below:

_______________________________

Check applicable box and fill in information:

☐ The Warrant ADSs (represented by ADRs) shall be delivered to the following DWAC Account Number:

DTC Participant #: ____________________________________

Undersigned’s Account #_______________________________

_______________________________

☐ The Warrant ADSs (represented by ADRs) shall be delivered by physical delivery of ADRs to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________
Signature of Authorized Signatory of Investing Entity: ________________________________________
Name of Authorized Signatory: __________________________________________________________
Title of Authorized Signatory: ___________________________________________________________
Date: _______________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name of Person to Whom Warrant is being Transferred:	______________________________________________________________

Address of Person to Whom Warrant is being Transferred:	______________________________________________________________

______________________________________________________________

______________________________________________________________

Number of Shares Subject to Warrant being Transferred:	______________________________________________________________

Dated: _______________ __, ______

Holder’s Name:	______________________________________________________________

Holder’s Signature:	______________________________________________________________

Name of Authorized Signatory:	______________________________________________________________

Title of Authorized Signatory:	______________________________________________________________

Holder’s Address:	______________________________________________________________

______________________________________________________________

Execution Version

Second Amendment to Warrant Certificate

This Second Amendment to Warrant Certificate, dated as of January 30, 2024 (this “Amendment”), is entered into by and among Trinity Biotech PLC, a public limited company organized and existing under the laws of Ireland (the “Company”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership (the “Holder”).

Recitals

Whereas, the Company issued to the Holder that certain Warrant To Purchase American Depositary Shares represented by American Depositary Receipts, dated as of January 27, 2022, as amended by that certain First Amendment to Warrant Certificate, dated February 21, 2023, by and among the Company and the Holder and this Amendment, (the “Warrant”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Warrant.

Whereas, in connection with that certain Second Amended and Restated Credit Agreement and Guaranty, dated as of January 30, 2024 (the “Credit Agreement”), by and among Trinity Biotech, Inc., a Delaware corporation (“U.S. Holdings”) and the other borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and Perceptive Credit Holdings III, LP as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Company and the Holder have agreed to amend certain provisions of the Warrant.

Whereas, the Company and the Holder are willing to make such amendments to the Warrant as are further described herein, in accordance with and subject to the terms and conditions of this Amendment.

Now, Therefore, in consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1	Amendment to Warrant. Concurrently with the effectiveness of the Credit Agreement (the “Effective Date”):

1.1	Section 2(b) of the Warrant is hereby amended to state in its entirety to read as follows:

“Exercise Price.  The exercise price per ADS under this Warrant shall be $0.4399, subject to adjustment hereunder (the “Exercise Price”).”

2
Covenants.  If the Company determines that the terms of this Amendment require an amendment to the currently-effective Resale Registration Statement governing the Registrable Securities issuable upon exercise of the Warrant to reflect the revised Exercise Price set forth in this Amendment (such amendment, an “F-3 Amendment”), then no later than April 30, 2024, the Company shall prepare and file or shall cause to be prepared and filed with the Commission such F-3 Amendment.  The F-3 Amendment (if any) shall be in form and substance reasonably acceptable to the Holder, and the Company shall use its reasonable best efforts to cause such F-3 Amendment to be declared effective as soon as possible after filing.  For the avoidance of doubt, the provisions of Section 13.03(b) of the Credit Agreement shall apply to any Claims or Losses suffered by an Indemnified Party (each as defined in the Credit Agreement) arising from or relating to any misstatement or omission contained in the Resale Registration Statement, the F-3 Amendment, and any prospectus contained in such Resale Registration Statement, any further amendment or supplement thereto, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company or any state securities (or Blue Sky) law, rule or regulation and relating to action or inaction required of the Company in connection with any such registration.

3
Effect of Amendment.  On and after the date hereof, each reference in the Warrant to “this Warrant”, “hereunder”, “hereof”, “herein” or words of like import referring to the Warrant, shall mean and be a reference to the Warrant after giving effect to this Amendment.  Except as specifically set forth in this Amendment, the Warrant remains in full force and effect and is hereby ratified and confirmed.

4
Governing Law. This Amendment, and all questions concerning the construction, validity, enforcement and interpretation of the Amendment, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

5
Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by facsimile, DocuSign or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

6	Binding Effect. This Amendment will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

7
Incorporation By Reference.  The provisions set forth in Sections 6(h) (Submission to Jurisdiction), 6(i) (Waiver of Venue, Etc.), and 6(j) (Waiver of Jury Trial) of the Warrant shall apply to this Amendment in all respects.

 [Remainder of page intentionally left blank; signatures on following pages]
2

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as a Deed on the date first above indicated.

SIGNED AND DELIVERED for on behalf of and as the deed of TRINITY BIOTECH PLC by its lawfully appointed attorney_____________________ in  the presence of:

____________________________
Signature of witness

____________________________
Name of witness

____________________________
Address of witness

____________________________
Occupation of witness

____________________________ Signature of attorney ____________________________ Print name of attorney

Address for Notices:

Trinity Biotech plc
IDA Business Park,
Bray, Co. Wicklow, Ireland
A98 H5C8
Attention: John Gillard, CEO
Telephone: +353 1 276 9800
Email: Lennotice@trinitybiotech.com

With a copy to (which shall not constitute notice):

Carter Ledyard & Milburn LLP
2 Wall Street, New York, NY 10005
Attention: Steven J. Glusband, Esq.
Email: glusband@clm.com

[Signature Page to Warrant Amendment]

Accepted and Agreed,

Perceptive Credit Holdings III, LP

By:	Perceptive Credit Opportunities GP, LLC, its general partner

By  __________________________________________
Name: Sandeep Dixit
Title: Chief Credit Officer

By  __________________________________________
Name: Sam Chawla
Title: Portfolio Manager

Address for Notices:

c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY  10003
Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com
PCOFReporting@perceptivelife.com

with a copy to (which shall not constitute notice):

Chapman and Cutler LLP
1270 Avenue of the Americas
30th Floor
New York, New York 10020-1708
Attention: Nicholas Whitney
E-mail: Whitney@chapman.com

[Signature Page to Warrant Amendment]